Exhibit 10.25

ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT is made as of the 16th day of June, 2016, by INTERNATIONAL AUTO PROCESSING, INC., a Georgia corporation (“Assignor”), to INTERNATIONAL INVESTMENTS AND INFRASTRUCTURE, LLC, a Georgia limited liability company (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor is the Purchaser under that certain Purchase and Sale Agreement by and between Assignor and 737 Gerrard Road, LLC (“Seller”) dated March 11, 2016, as amended by that certain Amendment to Purchase & Sale Agreement dated June 3, 2016 (as amended, the “Contract”), with respect to that certain real estate in Franklin County, Georgia, as more particularly described therein (the “Property”); and

WHEREAS, Assignor desires to assign and transfer all of its rights, title and obligations as Purchaser under the Contract to Assignee, and Assignee desires to assume all of Assignor’s rights, title and obligations as Purchaser under the Contract.

NOW, THEREFORE, for and in consideration of the sum of One and No/100 Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby transfer and assign to Assignee all of Assignor’s right, title and interest in, to and under the Contract.

Assignor does hereby warrant, represent, covenant and agree with Assignee that, as of the date hereof, (i) Assignor has not entered into any other contracts or agreements with the other parties to the Contract relating to or affecting said Contract or the subject matter thereof; (ii) Assignor has not previously assigned, transferred, sold or conveyed its interest under the Contract; (iii) Assignor has not entered into any agreement to modify, amend, cancel, release, surrender or terminate the Contract except for those amendments referenced in the foregoing recitals (if any), of which Assignor has delivered a copy to Assignee; (iv) to the best of Assignor’s knowledge, (a) Seller is not in default under any of the terms, covenants or provisions of the Contract, (b) Seller has not committed any breach of the Contract, (c) no event or circumstance exists which, but for the passage of time, or the giving of notice, or both, would constitute an event of default by Seller under the Contract, (d) Assignor is not in default under any of the terms, covenants or provisions of the Contract, (e) Assignor has not committed any breach of the Contract, and (f) no event or circumstance exists which, but for the passage of time, or the giving of notice, or both, would constitute an event of default by Assignor under the Contract.

This Assignment shall be binding upon the respective successors, successors-in-title, legal representatives and assigns of the Assignor and shall inure to the benefit of Assignee and its successors and assigns. Notwithstanding the foregoing, pursuant to the terms of the Contract, Assignor shall remain liable under the Contract.

[Signature page follows.]

[Signature page to Assignment of Purchase and Sale Agreement]

IN WITNESS WHEREOF, the Assignor and Assignee have caused this Assignment to be duly executed as of the day and year first above written.

ASSIGNOR:

INTERNATIONAL AUTO PROCESSING, INC.

By:	/s/ Frederick W. Newton
Name:	Frederick W. Newton
Its:	Chairman of the Board of Directors

ASSIGNEE:

INTERNATIONAL INVESTMENTS AND INFRASTRUCTURE, LLC

By:	INTERNATIONAL AUTO PROCESSING, INC.
Its:	Sole Manager

By:	/s/ Frederick W. Newton
Name:	Frederick W. Newton
Its:	Chairman of the Board of Directors